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NUMBER       INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE         SHARES
--0--                           June 20, 1996                             --0--
                               PHYSICIAN PARTNERS, INC.
                             AUTHORIZED:100,000,000 SHARES

   50,000,000 SHARES COMMON  STOCK
--------------------------------------        50,000,000 SHARES PREFERRED STOCK
20,000,000 SHARES CLASS A COMMON STOCK                   $.01 PAR VALUE EACH
         $.01 PAR VALUE EACH
30,000,000 SHARES CLASS B COMMON STOCK
         $.01 PAR VALUE EACH

THIS CERTIFIES THAT   ***S*P*E*C*I*M*E*N***********     IS THE REGISTERED HOLDER
                    ----------------------------------
OF ***************** SHARES OF THE CLASS A COMMON STOCK OF
   -----------------
                               PHYSICIAN PARTNERS, INC.

HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.
                                      CLASS "A"
    This certificate and the shares represented thereby shall be held subject to all of the provisions of the Certificate of Incorporation and the By-laws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and By-laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
    Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the By-laws.

    WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
         DATED:


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              SECRETARY                                         PRESIDENT

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THE SHARES OF CAPITAL STOCK OF PHYSICIAN PARTNERS, INC. (THE "COMPANY")
EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS COUNSEL TO THE HOLDER OF SUCH SHARES PROVIDES A WRITTEN OPINION IN FORM SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

THE SHARES OF CAPITAL STOCK OF THE COMPANY EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS SET FORTH IN A RESTRICTED STOCK AGREEMENT ENTERED INTO AS OF OCTOBER 30, 1996, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.